HomeStreet, Inc. Reports Second Quarter 2013 Results
and Declares Special Cash Dividend
Net Income of $12.1 million; Return on Equity of 17.2%
SEATTLE – July 29, 2013 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced net income of $12.1 million, or $0.82 per diluted share, for the second quarter of 2013, compared to net income of $10.9 million, or $0.74 per share, for the first quarter of 2013 and $18.7 million, or $1.26 per share, for the second quarter of 2012.

•	Financial performance

◦	Second quarter 2013:

▪	Pre-tax income of $17.9 million, up 9.0% from the first quarter of 2013 and down 21.3% from the second quarter of 2012.

▪	Net interest margin of 3.10%, up from 2.85% in the second quarter of 2012.

▪	Return on average equity of 17.2% and return on average assets of 1.86%.

◦	Year-to-date 2013:

▪	Pre-tax income of $34.2 million, down 16.4% from the first half of 2012.

▪	Net interest margin of 2.96%, up from 2.68% in the first half of 2012.

▪
The Company's estimated annual effective income tax rate for the quarter was 32.4% as compared to 20.8% for 2012. The prior year effective income tax rate reflects the benefit of the full reversal of deferred tax asset valuation allowances.

▪	Return on average equity of 16.6% and return on average assets of 1.81%.

•	Mortgage Banking segment second quarter results:

▪	Mortgage Banking segment net income of $10.7 million, down 22.1% from the first quarter of 2013 and down 59.0% from the second quarter of 2012.

▪	Single family mortgage interest rate lock commitments of $1.42 billion, up 37.4% from the first quarter of 2013 and up 9.2% from the second quarter of 2012.

▪	Single family mortgage closed loan production of $1.31 billion, up 9.7% from the first quarter of 2013 and up 22.3% from the second quarter of 2012.

▪	Net gain on single family mortgage origination and sale activities of $51.7 million, down 0.6% from the first quarter of 2013 and up 13.0% from the second quarter of 2012.

▪	The portfolio of single family loans serviced for others increased to $10.40 billion at quarter end, up 7.2% from $9.70 billion at March 31, 2013.

▪
During the quarter, HomeStreet became the number one originator by volume of purchase mortgages in the five-county Puget Sound region, our core market area. This ranking is based on the combined results for HomeStreet and our affiliate, Windermere Mortgage Services Series LLC.

•	Commercial and Consumer Banking segment second quarter results:

▪	Commercial and Consumer Banking segment net income of $1.3 million, returning to profitability for the first time since the economic downturn of 2008.

▪	Loans held for investment of $1.42 billion at June 30, 2013 increased $57.5 million, or 4.2%, from March 31, 2013. New loan commitments totaled $210.7 million.

▪	Transaction and savings deposits increased to $1.33 billion, or 67.7% of total deposits, up from $1.16 billion, or 60.1% of total deposits, at March 31, 2013.

▪	Classified assets and nonperforming assets ended the quarter at 2.69% and 1.50% of total assets, respectively, down from 3.28% and 2.05% of total assets at December 31, 2012.

•	Other Highlights:

▪	The Company has declared a special cash dividend of $0.11 per share payable to shareholders of record as of August 5, 2013.

▪
On July 26, 2013, HomeStreet announced agreements to purchase two community banks: Fortune Bank and Yakima National Bank. Fortune Bank provides a full range of financial services to smaller businesses and professionals and also specializes in U.S. Small Business Administration (“SBA”) loans with locations in Seattle and Bellevue, Washington. Yakima National Bank has a Central and Eastern Washington market with retail banking locations in Yakima, Selah, Sunnyside and Kennewick. On July 9, 2013, the Company announced an agreement to purchase two Puget Sound area branches from AmericanWest Bank, located on Bainbridge Island and in West Seattle. These acquisitions, all of which are subject to regulatory approval and the approval of their respective shareholders, are anticipated to close in the fourth quarter of 2013 and, once completed, would bring our retail deposit branch network to 19 in the Puget Sound region and 29 overall. These acquisitions are expected to increase loans and deposits by approximately $220 million and $280 million, respectively.

“Our second quarter earnings improved from first quarter 2013, despite the challenge of rising interest rates for our mortgage banking business,” said CEO Mark K. Mason.  “During the quarter, mortgage profit margins declined as lenders competed for loans in a market with sharply declining refinancing loan volume.  Anticipating these changes, we continue to focus on retail purchase mortgage origination and expansion of our market and market share through hiring high volume purchase focused mortgage originators.  As a result, HomeStreet is now the number one-ranked originator of purchase mortgages by volume in the Puget Sound area, our core market.  We also made strong progress in the quarter toward our goal of diversifying our business.  In the quarter, our commercial and consumer banking segment completed another strong origination quarter and more importantly attained profitability in the quarter, recognizing segment net income of $1.3 million.  Additionally, to accelerate our diversification and growth, we recently entered into agreements to acquire Fortune Bank, Yakima National Bank and two retail deposit branches from AmericanWest Bank.  Beyond the additional customers, loans and deposits, these acquisitions bring two teams of seasoned community bankers and two talented executives in David Straus and Jeff Newgard to help us grow our franchise in Puget Sound and expand in Central and Eastern Washington.”

Results of Operations
Net Interest Income
Net interest income in the second quarter of 2013 was $17.4 million, up $2.2 million, or 14.3%, from the first quarter of 2013 and $2.6 million, or 17.7%, from the second quarter of 2012. In the second quarter of 2013 net interest margin, on a tax equivalent basis, increased to 3.10% from 2.81% in the first quarter of 2013, and was up from 2.85% in the second quarter of 2012. The Company's net interest margin for the first quarter of 2013, excluding the impact of a $1.4 million prior period interest expense correction, was 3.06%. Improvement in the margin from the second quarter of 2012 primarily resulted from a 47 basis point decline in our cost of funds. This improvement was partially offset by a 16 basis point decline in our yield on interest-earning assets, largely due to lower yields on our single family adjustable-rate mortgage loans.
Total average interest-earning assets increased from the comparative periods in 2012 primarily as a result of higher average balance of portfolio loans, loans held for sale and investment securities, being partially offset by a decrease in cash and cash equivalents which had been used to fund loans held for sale. The increase in average balances of portfolio loans and loans held for sale reflects our continued growth in loan production volume across all of our business lines. Total average interest-bearing deposit balances declined from the prior periods mostly as a result of a decline in higher-cost certificates of deposit, partially offset by an increase in transaction and savings deposits.
Noninterest Income
Noninterest income in the second quarter of 2013 was $57.6 million, down $1.4 million, or 2.4%, from $58.9 million in the first quarter of 2013 and up $706 thousand, or 1.2%, from $56.9 million in the second quarter of 2012. The decrease from the prior quarter was primarily driven by lower mortgage loan origination and sale revenue and lower mortgage servicing income.
The increase from the second quarter of 2012 was primarily driven by increased net gain on mortgage loan origination and sale activities, primarily resulting from increased single family loan production volume. Partially offsetting this increase to noninterest income was a decrease in mortgage servicing income, primarily resulting from a reduction in income recognized from MSR risk management activities.
Noninterest Expense
Noninterest expense of $56.7 million in the second quarter of 2013 increased $913 thousand, or 1.6%, from the first quarter of 2013, and $9.8 million, or 20.8%, from $47.0 million in the second quarter of 2012. The increase from the second quarter of 2012 is primarily the result of increased mortgage loan production commissions and incentives related to the 22.3% increase in closed loan production in second quarter 2013 verses second quarter 2012. Additionally, higher marketing and other general and administrative expenses, resulting from the Company's growth in retail deposit branches and increased mortgage and commercial loan production personnel, were partially offset by a decrease in other real estate owned ("OREO") expenses. At June 30, 2013, our full-time equivalent employees had increased 43.4% from June 30, 2012 and our retail deposit branch system had increased 15% to 23 branches.
Income Taxes
The Company's income tax expense was $5.8 million for the quarter. The Company's estimated annual effective income tax rate for the quarter was 32.4% as compared to 20.8% for 2012. The prior year effective income tax rate reflected the benefit of the full reversal of deferred tax asset valuation allowances.

Change in Business Segments
Commencing with the second quarter of 2013, the Company realigned its business segments and organized them into two lines of business: Mortgage Banking and Commercial and Consumer Banking.

Mortgage Banking originates and purchases single family residential mortgage loans for sale in the secondary market and manages the Company's single family mortgage servicing rights.

Commercial and Consumer Banking provides traditional banking services to consumers and businesses through the Company's retail banking network, including deposit products; residential, consumer and commercial portfolio loans; investment products; insurance products and cash management services.  This segment originates loans for investment and multifamily loans for sale, and manages the Company's loans held for investment portfolio, multifamily mortgage servicing rights, deposits and other assets and liabilities not related to the single family mortgage banking business.
Mortgage Banking Segment
Mortgage Banking segment net income was $10.7 million for the second quarter of 2013, down 22.1% from the first quarter of 2013 and down 59.0% from the second quarter of 2012. For the first half of 2013, mortgage banking net income was $24.5 million, a decrease of 47.2% from the first half of 2012.
Mortgage Production
Single family mortgage interest rate lock commitments, net of estimated fall out, totaled $1.42 billion in the second quarter of 2013, an increase of $387.5 million, or 37.4%, from $1.04 billion in the first quarter of 2013 and up $119.9 million, or 9.2%, from the second quarter of 2012. Increased interest rate lock commitments in the second quarter of 2013 as compared to the first quarter of 2013 and the second quarter of 2012 primarily reflects an increase in purchase mortgage origination activity and the continued expansion of our mortgage production personnel, which grew by 3.5% during the second quarter of 2013. These increases were partially offset by a reduction in the origination of refinancing mortgages resulting in part from the significant increase in mortgage interest rates in the quarter. Second quarter interest rate lock commitments were comprised of 59% purchases and 41% refinance transactions compared to 50% purchases and 50% refinances in the first quarter 2013.
Single family closed loan volume designated for sale was $1.31 billion in the second quarter, up $115.1 million, or 9.7%, from $1.19 billion in the first quarter of 2013 and up $238.6 million, or 22.3%, from $1.07 billion in the second quarter of 2012. At June 30, 2013, the combined pipeline of interest rate lock commitments, net of estimated fallout, and mortgage loans held for sale was $1.13 billion, compared to a total of $909.5 million at March 31, 2013.
Net gain on single family mortgage loan origination and sale activities in the second quarter of 2013 was $51.7 million, a decrease of $315 thousand, or 0.6%, from the first quarter of 2013 and up $6.0 million, or 13.0%, from the second quarter of 2012. The decrease from the prior quarter is primarily the result of increased price competition resulting from lower industry application volume and the shift to a purchase mortgage-dominated market. In addition, due to the impact of changes in the FHA mortgage insurance program, we experienced a reduction in Federal Housing Administration (FHA)-insured mortgage loan originations that historically have had higher profit margins on their origination and sale. Additionally, net gain on mortgage loan origination and sale activities for the first quarter of 2013 included an increase of $4.3 million related to a change in accounting estimate that resulted from a change in the application of our methodology used to value interest rate lock commitments.
Due to differences in the timing of revenue recognition between components of the gain on loan origination and sale activities, the Company analyzes the profitability of these activities using a 'Composite Margin,' which is comprised of the ratios of the components to their respective populations of interest rate lock commitments and closed loans. The Composite Margin for the second quarter of 2013 was 380 basis points, down from 461 basis points in the first quarter of 2013 (see the Mortgage Banking Activity table for details).
Mortgage Servicing
Single family mortgage servicing income of $1.9 million in the second quarter of 2013 decreased $883 thousand, or 32.1%, from the first quarter of 2013 and $4.9 million, or 72.5% from the second quarter of 2012. The decrease from the first quarter of 2013 was primarily driven by higher decay rates in the quarter on the Company's single family mortgage servicing rights (MSRs) resulting from higher prepayments in the quarter and shorter anticipated remaining lives as well as the changes in the FHA mortgage insurance program, causing these borrowers to refinance into conventional mortgages.
The decrease from the prior year period largely reflected a reduction in sensitivity to interest rates for MSRs, which has enabled the Company to reduce the notional amount of derivative instruments used to economically hedge MSRs. The lower notional amount of derivative instruments, along with lower effective yields on derivative instruments utilized to hedge MSRs, resulted in lower net gains from MSR risk management, which negatively impacted mortgage servicing income.
Single family mortgage servicing fees collected in the second quarter of 2013 increased $421 thousand, or 6.2%, from the first quarter of 2013 and $1.3 million, or 21.6%, from the second quarter of 2012 resulting from growth in the portfolio of single family loans serviced for others. The portfolio of single family loans serviced for others increased to $10.40 billion at quarter end compared to $9.70 billion at March 31, 2013.
Commercial and Consumer Banking Segment
Commercial and Consumer Banking segment net income was $1.3 million for the second quarter of 2013, improving from a net loss of $2.9 million in the first quarter of 2013 and from a net loss of $7.5 million in the second quarter of 2012. For the first half of 2013, Commercial and Consumer banking had a net loss of $1.5 million, improving from a net loss of $7.9 million for the first half of 2012.
Loans held for investment
Loans held for investment, net, were $1.42 billion at June 30, 2013, an increase of $57.5 million, or 4.2%, from March 31, 2013 and an increase of $107.5 million, or 8.2%, from December 31, 2012. New loan commitments totaled $210.7 million for the second quarter of 2013, up 83.5% from $114.8 million in the first quarter of 2013. This increase was partially offset by a decrease in commercial real estate loans, as unscheduled payoffs were greater than loan originations during the quarter.
Asset Quality
Classified assets of $74.7 million, or 2.69% of total assets at June 30, 2013, decreased by $15.4 million, or 17.0%, from $90.1 million, or 3.59% of total assets, at March 31, 2013. Nonperforming assets (NPAs) of $41.7 million, or 1.50% of total assets at June 30, 2013, decreased by $12.1 million, or 22.6%, from $53.8 million at March 31, 2013.
Nonaccrual loans of $29.7 million, or 2.06% of total loans at June 30, 2013, decreased from $32.1 million, or 2.32% of total loans at March 31, 2013, primarily driven by a decrease in nonaccrual commercial construction and single family loans. OREO balances of $11.9 million at June 30, 2013 declined from $21.7 million at March 31, 2013, primarily as a result of the sale of commercial real estate properties. Delinquent loans of $87.7 million, or 6.06% of total loans at June 30, 2013, decreased from $92.6 million, or 6.66% of total loans at March 31, 2013. Excluding FHA-insured and Department of Veterans' Affairs (VA)-guaranteed single family mortgage loans, delinquent loans were $34.3 million, or 2.52% of total non-FHA/VA loans at June 30, 2013 as compared to 2.94% at March 31, 2013.

The allowance for credit losses was $27.9 million at June 30, 2013 as compared to $28.6 million at March 31, 2013. The allowance for loan losses as a percentage of loans held for investment declined to 1.92% of total loans at June 30, 2013 compared to 2.05% of total loans at March 31, 2013, reflecting the improved credit quality of the Company's loan portfolio. A provision for credit losses of $400 thousand was recorded for the second quarter of 2013, compared to $2.0 million recorded in both the first quarter of 2013 and the second quarter of 2012. Net charge-offs in the quarter decreased to $1.1 million, down from $1.2 million in the first quarter of 2013 and $10.3 million in the second quarter of 2012. Of the $1.1 million in charge-offs during the quarter, $494 thousand had been specifically reserved in prior quarters.
Deposits
Deposit balances were $1.96 billion at June 30, 2013 as compared to $1.93 billion at March 31, 2013 and $1.90 billion at June 30, 2012. Certificates of deposit decreased $119.6 million, or 22.9%, from the prior quarter as a result of the managed reduction of these higher-cost deposits and replacement with transaction and savings deposits, which increased $167.2 million, or 14.4%, from March 31, 2013. The improvement in the composition of deposits was primarily the result of our successful efforts to attract transaction and savings deposit balances through our branch network and convert customers with maturing certificates of deposit to transaction and savings deposits.
Capital
Regulatory capital ratios for the Bank are as follows:

	Jun. 30, 2013	Dec. 31, 2012	Jun. 30, 2012	Well-capitalized ratios
Tier 1 leverage capital (to average assets)	11.89%	11.78%	10.20%	5.00%
Tier 1 risk-based capital (to risk-weighted assets)	17.89%	18.05%	15.83%	6.00%
Total risk-based capital (to risk-weighted assets)	19.15%	19.31%	17.09%	10.00%

Special Cash Dividend Declaration

HomeStreet, Inc.'s board of directors has approved a special cash dividend of $0.11 per common share, payable on August 15, 2013 to shareholders of record as of the close of business on August 5, 2013.
Conference Call
HomeStreet, Inc. will conduct a quarterly earnings conference call on Monday, July 29, 2013 at 10:00 a.m. PST (1:00 p.m. EST). The Company will discuss second quarter 2013 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may join the call by dialing 1-888-317-6016 shortly before 10:00 a.m. PST. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10030147.

About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a Washington state-chartered, FDIC-insured savings bank. HomeStreet Bank offers Commercial and Consumer banking, investment and insurance products and services in Washington, Oregon and Hawaii. HomeStreet Bank conducts lending activities in Washington, Oregon, Hawaii, Idaho, California, Arizona, Utah and Alaska.  For more information, visit http://ir.homestreet.com. Information contained in or linked from our website is not incorporated into, and does not form a part of, this release.

Forward-Looking Statements
This report to shareholders contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities, and generate positive net income and cash flow, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act). Further, our ability to pay cash dividends in the future is dependent upon a variety of factors, including our net income, liquidity, capital resources, regulatory and financial condition, and our compliance with the terms of our trust preferred securities and applicable banking laws and regulations. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2012 and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2012, as contained in the Company's Annual Report on Form 10-K for such fiscal year.
Source: HomeStreet, Inc.

Contact:	Investor Relations & Media:
HomeStreet, Inc.
Terri Silver, 206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter Ended					Six Months Ended
(dollars in thousands, except share data)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012
Income statement data (for the period ended):
Net interest income	$17,415	$15,235	$16,591	$16,520	$14,799	$32,650	$27,631
Provision for loan losses	400	2,000	4,000	5,500	2,000	2,400	2,000
Noninterest income	57,556	58,943	71,932	69,091	56,850	116,499	96,998
Noninterest expense	56,712	55,799	55,966	45,934	46,954	112,511	81,691
Net income before taxes	17,859	16,379	28,557	34,177	22,695	34,238	40,938
Income tax expense	5,791	5,439	7,060	12,186	4,017	11,230	2,301
Net income	$12,068	$10,940	$21,497	$21,991	$18,678	$23,008	$38,637
Basic earnings per common share (1)	$0.84	$0.76	$1.50	$1.53	$1.31	$1.60	$3.15
Diluted earnings per common share(1)	$0.82	$0.74	$1.46	$1.50	$1.26	$1.56	$3.03
Common shares outstanding (1)	14,406,676	14,400,206	14,382,638	14,354,972	14,325,214	14,406,676	14,325,214
Weighted average common shares
Basic	14,376,580	14,359,691	14,371,120	14,335,950	14,252,120	14,368,135	12,272,342
Diluted	14,785,481	14,804,129	14,714,166	14,699,032	14,824,064	14,794,805	12,772,198
Book value per share	$18.62	$18.78	$18.34	$16.82	$15.05	$18.62	$15.05
Tangible book value per share (2)	$18.60	$18.75	$18.31	$16.79	$15.02	$18.60	$15.02

Financial position (at period end):
Cash and cash equivalents	$21,645	$18,709	$25,285	$22,051	$75,063	$21,645	$75,063
Investment securities available for sale	538,164	415,238	416,329	414,050	415,610	538,164	415,610
Loans held for sale	471,191	430,857	620,799	535,908	415,189	471,191	415,189
Loans held for investment, net	1,416,439	1,358,982	1,308,974	1,268,703	1,235,253	1,416,439	1,235,253
Mortgage servicing rights	137,385	111,828	95,493	81,512	78,240	137,385	78,240
Other real estate owned	11,949	21,664	23,941	17,003	40,618	11,949	40,618
Total assets	2,776,124	2,508,251	2,631,230	2,511,269	2,427,203	2,776,124	2,427,203
Deposits	1,963,123	1,934,704	1,976,835	1,981,814	1,904,749	1,963,123	1,904,749
FHLB advances	409,490	183,590	259,090	131,597	65,590	409,490	65,590
Repurchase agreements	—	—	—	—	100,000	—	100,000
Shareholders’ equity	268,321	270,405	263,762	241,499	215,614	268,321	215,614

Financial position (averages):
Investment securities available for sale	$512,475	$422,761	$418,261	$411,916	$431,875	$467,865	$406,502
Loans held for investment	1,397,219	1,346,100	1,297,615	1,270,652	1,304,740	1,371,801	1,321,646
Total interest-earning assets	2,321,195	2,244,563	2,244,727	2,187,059	2,143,380	2,283,090	2,116,785
Total interest-bearing deposits	1,527,732	1,543,645	1,609,075	1,625,437	1,640,159	1,535,644	1,672,764
FHLB advances	307,296	147,097	122,516	112,839	79,490	227,639	68,704
Repurchase agreements	10,913	—	558	18,478	52,369	5,487	26,185
Total interest-bearing liabilities	1,917,098	1,752,599	1,794,006	1,818,611	1,833,875	1,835,302	1,829,510
Shareholders’ equity	280,783	274,355	262,163	231,361	207,344	277,588	174,070

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter Ended						Six Months Ended
(dollars in thousands, except share data)	Jun. 30, 2013	Mar. 31, 2013		Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Jun. 30, 2013		Jun. 30, 2012
Financial performance:
Return on average common shareholders’ equity (2)	17.19%	15.95%		32.80%	38.02%	36.03%	16.58%		44.39%
Return on average tangible common shareholders' equity(3)	17.22%	15.97%		32.85%	38.09%	36.11%	16.60%		44.50%
Return on average assets	1.86%	1.75%		3.46%	3.60%	3.15%	1.81%		3.30%
Net interest margin (4)	3.10%	2.81%	(5)	3.06%	3.12%	2.85%	2.96%	(5)	2.68%
Efficiency ratio (6)	75.65%	75.22%		63.22%	53.65%	65.53%	75.44%		65.55%
Asset quality:
Allowance for credit losses	$27,858	$28,594		$27,751	$27,627	$27,125	$27,858		$27,125
Allowance for loan losses/total loans	1.92%	2.05%		2.06%	2.12%	2.13%	1.92%		2.13%
Allowance for loan losses/nonaccrual loans	93.11%	88.40%		92.20%	71.80%	81.28%	93.11%		81.28%
Total classified assets	$74,721	$90,076		$86,270	$102,385	$137,165	$74,721		$137,165
Classified assets/total assets	2.69%	3.59%		3.28%	4.08%	5.66%	2.69%		5.66%
Total nonaccrual loans(7)	$29,701	$32,133		$29,892	$38,247	$33,107	$29,701		$33,107
Nonaccrual loans/total loans	2.06%	2.32%		2.24%	2.95%	2.62%	2.06%		2.62%
Other real estate owned	$11,949	$21,664		$23,941	$17,003	$40,618	$11,949		$40,618
Total nonperforming assets	$41,650	$53,797		$53,833	$55,250	$73,725	$41,650		$73,725
Nonperforming assets/total assets	1.50%	2.14%		2.05%	2.20%	3.04%	1.50%		3.04%
Net charge-offs	$1,136	$1,157		$3,876	$4,998	$10,277	$2,293		$17,675
Regulatory capital ratios for the Bank:
Tier 1 leverage capital (to average assets)	11.89%	11.97%		11.78%	10.86%	10.20%	11.89%		10.20%
Tier 1 risk-based capital (to risk-weighted assets)	17.89%	19.21%		18.05%	16.76%	15.83%	17.89%		15.83%
Total risk-based capital (to risk-weighted assets)	19.15%	20.47%		19.31%	18.01%	17.09%	19.15%		17.09%
Other data:
Full-time equivalent employees (ending)	1,309	1,218		1,099	998	913	1,309		913

(1)	Share and per share data shown after giving effect to the 2-for-1 forward stock splits effective March 6, 2012 and November 5, 2012.

(2)	Net earnings available to common shareholders (annualized) divided by average common shareholders’ equity.

(3)
Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. Other companies may define or calculate these measures differently. Tangible book value is calculated by dividing shareholders' common equity less average goodwill and intangible assets, net (excluding MSRs) by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average shareholders' common equity less average goodwill and intangible assets, net (excluding MSRs). For additional information on these ratios and for corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures in this earnings release.

(4)	Net interest income divided by total average interest-earning assets on a tax equivalent basis.

(5)
Net interest margin for the first quarter of 2013 included $1.4 million in interest expense related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.06% for the quarter ended March 31, 2013 and 3.08% for the six months ended June 30, 2013.

(6)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(7)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
(in thousands, except share data)	2013	2012	Change	2013	2012	Change
Interest income:
Loans	$17,446	$17,351	1%	$35,495	$33,832	5
Investment securities available for sale	2,998	2,449	22	5,657	4,688	21
Other	24	56	(57)	54	192	(72)
	20,468	19,856	3	41,206	38,712	6
Interest expense:
Deposits	2,367	4,198	(44)	5,856	9,077	(35)
Federal Home Loan Bank advances	387	535	(28)	680	1,209	(44)
Securities sold under agreements to repurchase	11	50	(78)	11	50	(78)
Long-term debt	283	271	4	1,999	736	172
Other	5	3	67	10	9	11
	3,053	5,057	(40)	8,556	11,081	(23)
Net interest income	17,415	14,799	18	32,650	27,631	18
Provision for credit losses	400	2,000	(80)	2,400	2,000	20
Net interest income after provision for credit losses	17,015	12,799	33	30,250	25,631	18
Noninterest income:
Net gain on mortgage loan origination and sale activities	52,424	46,799	12	106,379	76,347	39
Mortgage servicing income	2,183	7,091	(69)	5,255	14,964	(65)
Income from Windermere Mortgage Services Series LLC	993	1,394	(29)	1,613	2,560	(37)
Loss on debt extinguishment	—	(939)	NM	—	(939)	NM
Depositor and other retail banking fees	761	771	(1)	1,482	1,506	(2)
Insurance commissions	190	177	7	370	359	3
Gain on sale of investment securities available for sale	238	911	(74)	190	952	(80)
Other	767	646	19	1,210	1,249	(3)
	57,556	56,850	1	116,499	96,998	20
Noninterest expense:
Salaries and related costs	38,579	28,224	37	73,641	49,575	49
General and administrative	10,270	6,832	50	21,200	12,156	74
Legal	599	724	(17)	1,210	1,159	4
Consulting	763	322	137	1,459	677	116
Federal Deposit Insurance Corporation assessments	143	717	(80)	710	1,957	(64)
Occupancy	3,381	2,092	62	6,183	3,881	59
Information services	3,574	1,994	79	6,570	3,717	77
Other real estate owned expense and other adjustments	(597)	6,049	NM	1,538	8,569	(82)
	56,712	46,954	21	112,511	81,691	38
Income before income taxes	17,859	22,695	(21)	34,238	40,938	(16)
Income tax expense (benefit)	5,791	4,017	44	11,230	2,301	388
NET INCOME	$12,068	$18,678	(35)	$23,008	$38,637	(40)

Basic income per share	$0.84	$1.31	(36)	$1.60	$3.15	(49)
Diluted income per share	$0.82	$1.26	(35)	$1.56	$3.03	(49)
Basic weighted average number of shares outstanding	14,376,580	14,252,120	1	14,368,135	12,272,342	17
Diluted weighted average number of shares outstanding	14,785,481	14,824,064	—	14,794,805	12,772,198	16

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Operation

	Quarter ended
(in thousands, except share data)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012
Interest income:
Loans	$17,446	$18,049	$18,713	$18,512	$17,351
Investment securities available for sale	2,998	2,659	2,186	2,517	2,449
Other	24	30	27	24	56
	20,468	20,738	20,926	21,053	19,856
Interest expense:
Deposits	2,367	3,489	3,756	3,908	4,198
Federal Home Loan Bank advances	387	292	282	297	535
Securities sold under agreements to repurchase	11	—	1	19	50
Long-term debt	283	1,717	292	305	271
Other	5	5	4	4	3
	3,053	5,503	4,335	4,533	5,057
Net interest income	17,415	15,235	16,591	16,520	14,799
Provision for credit losses	400	2,000	4,000	5,500	2,000
Net interest income after provision for credit losses	17,015	13,235	12,591	11,020	12,799
Noninterest income:
Net gain on mortgage loan origination and sale activities	52,424	53,955	68,881	65,336	46,799
Mortgage servicing income	2,183	3,072	651	506	7,091
Income from Windermere Mortgage Services Series LLC	993	620	516	1,188	1,394
Loss on debt extinguishment	—	—	—	—	(939)
Depositor and other retail banking fees	761	721	800	756	771
Insurance commissions	190	180	193	192	177
Gain (loss) on sale of investment securities available for sale	238	(48)	141	397	911
Other	767	443	750	716	646
	57,556	58,943	71,932	69,091	56,850
Noninterest expense:
Salaries and related costs	38,579	35,062	38,680	31,573	28,224
General and administrative	10,270	10,930	8,534	7,148	6,832
Legal	599	611	325	312	724
Consulting	763	696	1,291	1,069	322
Federal Deposit Insurance Corporation assessments	143	567	803	794	717
Occupancy	3,381	2,802	2,425	2,279	2,092
Information services	3,574	2,996	2,739	2,411	1,994
Other real estate owned expense and other adjustments	(597)	2,135	1,169	348	6,049
	56,712	55,799	55,966	45,934	46,954
Income before income tax expense	17,859	16,379	28,557	34,177	22,695
Income tax expense (benefit)	5,791	5,439	7,060	12,186	4,017
NET INCOME	$12,068	$10,940	$21,497	$21,991	$18,678

Basic income per share	$0.84	$0.76	$1.50	$1.53	$1.31
Diluted income per share	$0.82	$0.74	$1.46	$1.50	$1.26
Basic weighted average number of shares outstanding	14,376,580	14,359,691	14,371,120	14,335,950	14,252,120
Diluted weighted average number of shares outstanding	14,785,481	14,804,129	14,714,166	14,699,032	14,824,064

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

(in thousands, except share data)	Jun. 30, 2013	Dec. 31, 2012	% Change
Assets:
Cash and cash equivalents (including interest-bearing instruments of $7,568 and $12,414)	$21,645	$25,285	(14)%
Investment securities available for sale	538,164	416,329	29
Loans held for sale (includes $459,981 and $607,578 carried at fair value)	471,191	620,799	(24)
Loans held for investment (net of allowance for loan losses of $27,655 and $27,561)	1,416,439	1,308,974	8
Mortgage servicing rights (includes $128,146 and $87,396 carried at fair value)	137,385	95,493	44
Other real estate owned	11,949	23,941	(50)
Federal Home Loan Bank stock, at cost	35,708	36,367	(2)
Premises and equipment, net	18,362	15,232	21
Accounts receivable and other assets	125,281	88,810	41
Total assets	$2,776,124	$2,631,230	6
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$1,963,123	$1,976,835	(1)
Federal Home Loan Bank advances	409,490	259,090	58
Accounts payable and other liabilities	73,333	69,686	5
Long-term debt	61,857	61,857	—
Total liabilities	2,507,803	2,367,468	6
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 160,000,000
Issued and outstanding, 14,406,676 shares and 14,382,638 shares	511	511	—
Additional paid-in capital	91,054	90,189	1
Retained earnings	185,300	163,872	13
Accumulated other comprehensive income	(8,544)	9,190	(193)
Total shareholders’ equity	268,321	263,762	2
Total liabilities and shareholders’ equity	$2,776,124	$2,631,230	6

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012
Assets:
Cash and cash equivalents	$21,645	$18,709	$25,285	$22,051	$75,063
Investment securities available for sale	538,164	415,238	416,329	414,050	415,610
Loans held for sale	471,191	430,857	620,799	535,908	415,189
Loans held for investment, net	1,416,439	1,358,982	1,308,974	1,268,703	1,235,253
Mortgage servicing rights	137,385	111,828	95,493	81,512	78,240
Other real estate owned	11,949	21,664	23,941	17,003	40,618
Federal Home Loan Bank stock, at cost	35,708	36,037	36,367	36,697	37,027
Premises and equipment, net	18,362	16,893	15,232	13,060	10,226
Accounts receivable and other assets	125,281	98,043	88,810	122,285	119,977
Total assets	$2,776,124	$2,508,251	$2,631,230	$2,511,269	$2,427,203
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$1,963,123	$1,934,704	$1,976,835	$1,981,814	$1,904,749
Federal Home Loan Bank advances	409,490	183,590	259,090	131,597	65,590
Securities sold under agreements to repurchase	—	—	—	—	100,000
Accounts payable and other liabilities	73,333	57,695	69,686	94,502	79,393
Long-term debt	61,857	61,857	61,857	61,857	61,857
Total liabilities	2,507,803	2,237,846	2,367,468	2,269,770	2,211,589
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares	—	—	—	—	—
Common stock, no par value
Authorized 160,000,000	511	511	511	511	511
Additional paid-in capital	91,054	90,687	90,189	89,264	88,637
Retained earnings	185,300	173,229	163,872	142,375	120,384
Accumulated other comprehensive income	(8,544)	5,978	9,190	9,349	6,082
Total shareholders’ equity	268,321	270,405	263,762	241,499	215,614
Total liabilities and shareholders’ equity	$2,776,124	$2,508,251	$2,631,230	$2,511,269	$2,427,203

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter Ended June 30,
	2013			2012
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$21,929	$13	0.24%	$95,599	$52	0.22%
Investment securities	512,475	3,561	2.78%	431,875	2,856	2.65%
Loans held for sale	389,572	3,469	3.56%	311,166	2,919	3.76%
Loans held for investment	1,397,219	14,005	4.01%	1,304,740	14,466	4.44%
Total interest-earning assets	2,321,195	21,048	3.63%	2,143,380	20,293	3.79%
Noninterest-earning assets (2)	278,739			229,170
Total assets	$2,599,934			$2,372,550
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$238,328	233	0.39%	$150,709	124	0.33%
Savings accounts	112,937	114	0.40%	83,547	92	0.44%
Money market accounts	783,135	973	0.50%	595,579	814	0.55%
Certificate accounts	393,332	1,047	1.07%	810,324	3,168	1.57%
Total interest-bearing deposits	1,527,732	2,367	0.62%	1,640,159	4,198	1.03%
FHLB advances	307,296	387	0.50%	79,490	535	2.94%
Securities sold under agreements to repurchase	10,913	11	0.40%	52,369	50	0.35%
Long-term debt	61,857	283	1.81%	61,857	271	1.75%
Other borrowings	9,300	5	0.22%	—	3	—%
Total interest-bearing liabilities	1,917,098	3,053	0.64%	1,833,875	5,057	1.11%
Noninterest-bearing liabilities	402,053			331,331
Total liabilities	2,319,151			2,165,206
Shareholders’ equity	280,783			207,344
Total liabilities and shareholders’ equity	$2,599,934			$2,372,550
Net interest income (3)		$17,995			$15,236
Net interest spread			2.99%			2.68%
Impact of noninterest-bearing sources			0.11%			0.17%
Net interest margin			3.10%			2.85%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $580 thousand and $437 thousand for the quarters ended June 30, 2013 and June 30, 2012, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Six Months Ended June 30,
	2013				2012
(in thousands)	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$22,312	$30	0.26%		$150,522	$186	0.25%
Investment securities	467,865	6,723	2.87%		406,502	5,345	2.63%
Loans held for sale	421,112	7,214	3.43%		238,115	4,461	3.75%
Loans held for investment	1,371,801	28,341	4.14%		1,321,646	29,443	4.46%
Total interest-earning assets	2,283,090	42,308	3.71%		2,116,785	39,435	3.73%
Noninterest-earning assets (2)	264,795				225,257
Total assets	$2,547,885				$2,342,042
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$210,032	391	0.38%		$144,416	239	0.33%
Savings accounts	109,234	218	0.40%		78,635	176	0.45%
Money market accounts	739,652	1,830	0.50%		560,385	1,534	0.55%
Certificate accounts	476,726	3,417	1.45%		889,328	7,128	1.61%
Total interest-bearing deposits	1,535,644	5,856	0.77%		1,672,764	9,077	1.09%
FHLB advances	227,639	680	0.60%		68,704	1,209	3.52%
Securities sold under agreements to repurchase	5,487	11	0.40%		26,185	50	0.38%
Long-term debt	61,857	1,999	6.43%	(3)	61,857	736	2.38%
Other borrowings	4,675	10	0.42%		—	9	—%
Total interest-bearing liabilities	1,835,302	8,556	0.94%		1,829,510	11,081	1.22%
Noninterest-bearing liabilities	434,995				338,462
Total liabilities	2,270,297				2,167,972
Shareholders’ equity	277,588				174,070
Total liabilities and shareholders’ equity	$2,547,885				$2,342,042
Net interest income (4)		$33,752				$28,354
Net interest spread			2.77%				2.51%
Impact of noninterest-bearing sources			0.19%				0.17%
Net interest margin			2.96%				2.68%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Net interest margin for the first quarter of 2013 included $1.4 million in interest expense related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.08% for the six months ended June 30, 2013.

(4)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $1.1 million and $723 thousand for the six months ended June 30, 2013 and June 30, 2012, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Five Quarter Investment Securities Available for Sale

(in thousands, except for duration data)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012
Mortgage-backed securities:
Residential	$120,939	$69,448	$62,853	$63,365	$48,136
Commercial	13,892	14,407	14,380	14,532	14,602
Municipal bonds	147,675	131,047	129,175	128,595	126,681
Collateralized mortgage obligations:
Residential	137,543	150,113	170,199	167,513	185,970
Commercial	17,533	19,795	9,043	9,110	9,165
Corporate debt securities	70,973	—	—	—	—
U.S. Treasury	29,609	30,428	30,679	30,935	31,056
	$538,164	$415,238	$416,329	$414,050	$415,610
Weighted average duration in years	5.5	5.0	4.9	5.0	5.1

Five Quarter Loans Held for Investment

(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012
Consumer loans
Single family	$772,450	$730,553	$673,865	$602,164	$537,174
Home equity	132,218	132,537	136,746	141,343	147,587
	904,668	863,090	810,611	743,507	684,761
Commercial loans
Commercial real estate	382,345	387,819	361,879	360,919	370,064
Multifamily	26,120	21,859	17,012	36,912	47,069
Construction/land development	61,125	43,600	71,033	77,912	83,797
Commercial business	73,202	73,851	79,576	80,056	79,980
	542,792	527,129	529,500	555,799	580,910
	1,447,460	1,390,219	1,340,111	1,299,306	1,265,671
Net deferred loan fees and discounts	(3,366)	(2,832)	(3,576)	(3,142)	(3,508)
	1,444,094	1,387,387	1,336,535	1,296,164	1,262,163
Allowance for loan losses	(27,655)	(28,405)	(27,561)	(27,461)	(26,910)
	$1,416,439	$1,358,982	$1,308,974	$1,268,703	$1,235,253

HomeStreet, Inc. and Subsidiaries
Five Quarter Credit Quality Activity

Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Beginning balance	$28,594	$27,751	$27,627	$27,125	$35,402
Provision for credit losses	400	2,000	4,000	5,500	2,000
(Charge-offs), net of recoveries	(1,136)	(1,157)	(3,876)	(4,998)	(10,277)
Ending balance	$27,858	$28,594	$27,751	$27,627	$27,125
Components:
Allowance for loan losses	$27,655	$28,405	$27,561	$27,461	$26,910
Allowance for unfunded commitments	203	189	190	166	215
Allowance for credit losses	$27,858	$28,594	$27,751	$27,627	$27,125

Allowance as a % of loans held for investment	1.92%	2.05%	2.06%	2.12%	2.13%
Allowance as a % of nonaccrual loans	93.11%	88.40%	92.20%	71.80%	81.28%

Nonperforming Assets (NPAs) roll-forward

	Quarter ended
(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Beginning balance	$53,797	$53,833	$55,250	$73,725	$107,215
Additions	4,340	6,511	9,973	20,703	13,208
Reductions:
Charge-offs	(1,136)	(1,157)	(3,876)	(4,441)	(10,277)
OREO sales	(6,746)	(2,117)	(2,028)	(25,946)	(9,804)
OREO writedowns and other adjustments	300	(638)	(1,216)	(2,623)	(5,578)
Principal paydown, payoff advances and other adjustments	(7,423)	(2,529)	(1,807)	(4,794)	(12,037)
Transferred back to accrual status	(1,482)	(106)	(2,463)	(1,374)	(9,002)
Total reductions	(16,487)	(6,547)	(11,390)	(39,178)	(46,698)
Net additions/(reductions)	(12,147)	(36)	(1,417)	(18,475)	(33,490)
Ending balance	$41,650	$53,797	$53,833	$55,250	$73,725

HomeStreet, Inc. and Subsidiaries
Five Quarter Nonperforming Assets by Loan Class

(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Loans accounted for on a nonaccrual basis:
Consumer
Single family	$14,494	$15,282	$13,304	$12,900	$7,530
Home equity	3,367	2,917	2,970	1,024	1,910
	17,861	18,199	16,274	13,924	9,440
Commercial
Commercial real estate	6,051	6,122	6,403	16,186	14,265
Construction/land development	4,051	5,974	5,042	5,848	9,373
Commercial business	1,738	1,838	2,173	2,289	29
	11,840	13,934	13,618	24,323	23,667
Total loans on nonaccrual	$29,701	$32,133	$29,892	$38,247	$33,107
Nonaccrual loans as a % of total loans	2.06%	2.32%	2.24%	2.95%	2.62%

Other real estate owned:
Consumer
Single family	$4,468	$4,069	$4,071	$2,787	$3,142
Commercial
Commercial real estate	1,184	8,440	10,283	3,489	3,184
Construction/land development	6,297	9,155	9,587	10,727	34,292
	7,481	17,595	19,870	14,216	37,476
Total other real estate owned	$11,949	$21,664	$23,941	$17,003	$40,618

Nonperforming assets:
Consumer
Single family	$18,962	$19,351	$17,375	$15,687	$10,672
Home equity	3,367	2,917	2,970	1,024	1,910
	22,329	22,268	20,345	16,711	12,582
Commercial
Commercial real estate	7,235	14,562	16,686	19,675	17,449
Construction/land development	10,348	15,129	14,629	16,575	43,665
Commercial business	1,738	1,838	2,173	2,289	29
	19,321	31,529	33,488	38,539	61,143
Total nonperforming assets	$41,650	$53,797	$53,833	$55,250	$73,725
Nonperforming assets as a % of total assets	1.50%	2.14%	2.05%	2.20%	3.04%

HomeStreet, Inc. and Subsidiaries
Delinquencies by Loan Class

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due	Total past due	Current	Total loans

June 30, 2013
Total loans held for investment	$8,204	$4,955	$74,533	$87,692	$1,359,768	$1,447,460
Less: FHA/VA loans(1)	5,407	3,120	44,832	53,359	32,435	85,794
Total loans, excluding FHA/VA loans	$2,797	$1,835	$29,701	$34,333	$1,327,333	$1,361,666

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family residential	$2,536	$1,670	$14,494	$18,700	$667,956	$686,656
Home equity	261	165	3,367	3,793	128,425	132,218
	2,797	1,835	17,861	22,493	796,381	818,874
Commercial loans
Commercial real estate	—	—	6,051	6,051	376,294	382,345
Multifamily residential	—	—	—	—	26,120	26,120
Construction/land development	—	—	4,051	4,051	57,074	61,125
Commercial business	—	—	1,738	1,738	71,464	73,202
	—	—	11,840	11,840	530,952	542,792
	$2,797	$1,835	$29,701	$34,333	$1,327,333	$1,361,666

December 31, 2012
Total loans held for investment	$12,703	$4,974	$70,550	$88,227	$1,251,884	$1,340,111
Less: FHA/VA loans(1)	6,839	3,700	40,658	51,197	24,257	75,454
Total loans, excluding FHA/VA loans	$5,864	$1,274	$29,892	$37,030	$1,227,627	$1,264,657

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family (1)	$5,077	$1,032	$13,304	$19,413	$578,998	$598,411
Home equity	787	242	2,970	3,999	132,747	136,746
	5,864	1,274	16,274	23,412	711,745	735,157
Commercial loans
Commercial real estate	—	—	6,403	6,403	355,476	361,879
Multifamily	—	—	—	—	17,012	17,012
Construction/land development	—	—	5,042	5,042	65,991	71,033
Commercial business	—	—	2,173	2,173	77,403	79,576
	—	—	13,618	13,618	515,882	529,500
	$5,864	$1,274	$29,892	$37,030	$1,227,627	$1,264,657

(1)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.

HomeStreet, Inc. and Subsidiaries
Troubled Debt Restructurings (TDRs)

Troubled Debt Restructurings by Accrual and Nonaccrual Status

(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012
Accrual
Consumer loans
Single family	$71,438	$69,792	$67,483	$67,647	$73,743
Home equity	2,326	2,338	2,288	2,705	2,538
	73,764	72,130	69,771	70,352	76,281
Commercial loans
Commercial real estate	21,617	21,046	21,071	16,540	16,539
Multifamily	3,198	3,211	3,221	6,030	6,038
Construction/land development	3,718	4,487	6,365	13,802	7,875
Commercial business	129	137	147	154	162
	28,662	28,881	30,804	36,526	30,614
	$102,426	$101,011	$100,575	$106,878	$106,895
Nonaccrual
Consumer loans
Single family	$4,536	$4,593	$3,931	$6,210	$1,395
Home equity	121	134	465	64	231
	4,657	4,727	4,396	6,274	1,626
Commercial loans
Commercial real estate	—	770	770	7,716	9,037
Construction/land development	4,051	4,625	5,042	5,845	9,370
Commercial business	—	—	—	22	29
	4,051	5,395	5,812	13,583	18,436
	$8,708	$10,122	$10,208	$19,857	$20,062
Total
Consumer loans
Single family	$75,974	$74,385	$71,414	$73,857	$75,138
Home equity	2,447	2,472	2,753	2,769	2,769
	78,421	76,857	74,167	76,626	77,907
Commercial loans
Commercial real estate	21,617	21,816	21,841	24,256	25,576
Multifamily	3,198	3,211	3,221	6,030	6,038
Construction/land development	7,769	9,112	11,407	19,647	17,245
Commercial business	129	137	147	176	191
	32,713	34,276	36,616	50,109	49,050
	$111,134	$111,133	$110,783	$126,735	$126,957

HomeStreet, Inc. and Subsidiaries
Troubled Debt Restructurings (TDRs)

Troubled Debt Restructurings - Re-Defaults

	Quarter ended
(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Recorded investment of re-defaults(1)
Consumer loans
Single family	$133	$1,423	$1,386	$5,123	$1,364
Home equity	—	22	—	—	—
	133	1,445	1,386	5,123	1,364
Commercial loans
Commercial real estate	—	770	—	7,716	—
Commercial business	—	—	—	—	29
	—	770	—	7,716	29
	$133	$2,215	$1,386	$12,839	$1,393

(1)
Represents TDRs that have defaulted in the current period within 12 months of their modification date. Defaulted TDRs are reported in the table above based on a payment default definition of 60 days past due for the consumer loans portfolio segment and 90 days past due for the commercial loans portfolio segment.

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations

Mortgage Servicing Income

	Quarter ended
(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Servicing income, net:
Servicing fees and other	$7,955	$7,607	$7,523	$7,168	$6,705
Changes in fair value of single family MSRs due to modeled amortization (1)	(6,569)	(5,106)	(6,280)	(5,360)	(4,052)
Amortization of multifamily MSRs	(423)	(490)	(463)	(598)	(462)
	963	2,011	780	1,210	2,191
Risk management, single family MSRs:
Changes in fair value of MSR due to changes in model inputs and/or assumptions (2)	14,725	3,579	2,489	(5,565)	(15,354)
Net gain (loss) from derivatives economically hedging MSR	(13,505)	(2,518)	(2,618)	4,861	20,254
	1,220	1,061	(129)	(704)	4,900
Mortgage servicing income	$2,183	$3,072	$651	$506	$7,091

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Loans Serviced for Others

(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Single family
U.S. government agency MBS	$10,063,558	$9,352,404	$8,508,458	$7,724,562	$7,061,232
Other	341,055	348,992	362,230	385,107	407,750
	10,404,613	9,701,396	8,870,688	8,109,669	7,468,982
Commercial
Multifamily	720,368	737,007	727,118	760,820	772,473
Other	51,058	52,825	53,235	53,617	56,840
	771,426	789,832	780,353	814,437	829,313
Total loans serviced for others	$11,176,039	$10,491,228	$9,651,041	$8,924,106	$8,298,295

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Beginning balance	$102,678	$87,396	$73,787	$70,585	$79,381
Additions and amortization:
Originations	17,306	16,806	17,397	14,121	10,598
Purchases	6	3	3	6	12
Changes due to modeled amortization (1)	(6,569)	(5,106)	(6,280)	(5,360)	(4,052)
Net additions and amortization	10,743	11,703	11,120	8,767	6,558
Changes in fair value due to changes in model inputs and/or assumptions (2)	14,725	3,579	2,489	(5,565)	(15,354)
Ending balance	$128,146	$102,678	$87,396	$73,787	$70,585
Ratio of MSR carrying value to related loans serviced for others	1.23%	1.03%	0.99%	0.91%	0.95%
MSR servicing fee multiple (3)	4.05	3.36	3.13	2.81	2.82
Weighted-average note rate (loans serviced for others)	4.14%	4.24%	4.34%	4.52%	4.69%
Weighted-average servicing fee (loans serviced for others)	0.30%	0.31%	0.31%	0.33%	0.34%

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

(3)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Beginning balance	$9,150	$8,097	$7,725	$7,655	$7,420
Originations	512	1,543	835	668	697
Amortization	(423)	(490)	(463)	(598)	(462)
Ending balance	$9,239	$9,150	$8,097	$7,725	$7,655
Ratio of MSR carrying value to related loans serviced for others	1.20%	1.16%	1.04%	0.95%	0.92%
MSR servicing fee multiple (1)	2.93	2.89	2.70	2.47	2.45
Weighted-average note rate (loans serviced for others)	5.25%	5.25%	5.38%	5.48%	5.54%
Weighted-average servicing fee (loans serviced for others)	0.41%	0.40%	0.38%	0.38%	0.38%

(1)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Mortgage Banking Activity

	Quarter ended
(in thousands)	Jun. 30, 2013	Mar. 31, 2013		Dec. 31, 2012		Sept. 30, 2012	Jun. 30, 2012

Production volumes:
Single family mortgage closed loan volume (1)(2)	$1,307,286	$1,192,156		$1,518,971		$1,368,238	$1,068,656
Single family mortgage interest rate lock commitments(1)	1,423,290	1,035,822		1,254,954		1,313,182	1,303,390
Single family mortgage loans sold(1)	1,229,686	1,360,344		1,434,947		1,238,879	962,704

Multifamily mortgage originations	$14,790	$49,119		$40,244		$20,209	$35,908
Multifamily mortgage loans sold	15,386	50,587		33,689		26,515	27,178

Net gain on mortgage loan origination and sale activities:
Single family:
Servicing value and secondary marketing gains(3)	$43,448	$44,235		$58,154		$56,142	$40,548
Provision for repurchase losses(4)	—	—		(123)		(526)	(1,930)
Net gain from secondary marketing activities	43,448	44,235		58,031		55,616	38,618
Loan origination and funding fees	8,267	7,795		9,219		8,680	7,142
Total single family	51,715	52,030		67,250		64,296	45,760
Multifamily	709	1,925		1,631		1,040	1,039
Total net gain on mortgage loan origination and sale activities	$52,424	$53,955		$68,881		$65,336	$46,799

Composite Margin (in basis points):
Servicing value and secondary marketing gains / interest rate lock commitments(5)	305	385	(7)	452	(8)	424	296
Loan origination and funding fees / retail mortgage originations(6)	75	76		71		77	84
Composite Margin	380	461	(7)	523	(8)	501	380

(1)	Includes loans originated by Windermere Mortgage Series Services LLC ("WMS") and purchased by HomeStreet, Inc.

(2)	Represents single family mortgage production volume designated for sale during each respective period.

(3)
Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and the estimated fair value of the repurchase or indemnity obligation recognized on new loan sales.

(4)	Represents changes in estimated probable future repurchase losses on previously sold loans.

(5)
Servicing value and secondary marketing gains have been aggregated and are stated as a percentage of interest rate lock commitments. In previous quarters, the value of originated mortgage servicing rights was presented as a separate component of the composite margin and stated as a percentage of mortgage loans sold. Prior periods have been revised to conform to the current presentation.

(6)	Loan origination and funding fees is stated as a percentage of mortgage originations from the retail channel and excludes mortgage loans purchased from WMS.

(7)
Excludes the impact of a $4.3 million upward adjustment related to a change in accounting estimate that resulted from a change in the application of the valuation methodology used to value the Company's interest rate lock commitments. Including the impact of this cumulative effect adjustment, the secondary marketing gain margin and Composite Margin were 427 and 503 basis points, respectively, in the first quarter of 2013.

(8)
Excludes the impact of a $1.3 million correction that was recorded in secondary marketing gains in the fourth quarter of 2012 for the cumulative effect of an error in prior years related to the fair value measurement of loans held for sale. Including the impact of this correction, the secondary marketing gain margin and Composite Margin were 462 and 533 basis points, respectively, in the fourth quarter of 2012.

HomeStreet, Inc. and Subsidiaries
Five Quarter Deposits

(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Deposits by Product:
Noninterest-bearing accounts - checking and savings	$121,281	$83,202	$83,563	$77,149	$64,404
Interest-bearing transaction and savings deposits:
NOW accounts	279,670	236,744	174,699	172,086	170,098
Statement savings accounts due on demand	115,817	108,627	103,932	104,239	88,104
Money market accounts due on demand	813,608	734,647	683,906	675,363	630,798
Total interest-bearing transaction and savings deposits	1,209,095	1,080,018	962,537	951,688	889,000
Total transaction and savings deposits	1,330,376	1,163,220	1,046,100	1,028,837	953,404
Certificates of deposit	403,636	523,208	655,467	684,604	755,646
Noninterest-bearing accounts - other	229,111	248,276	275,268	268,373	195,699
Total deposits	$1,963,123	$1,934,704	$1,976,835	$1,981,814	$1,904,749

Percent of total deposits:
Noninterest-bearing accounts - checking and savings	6.2%	4.3%	4.2%	3.9%	3.4%
Interest-bearing transaction and savings deposits:
NOW accounts	14.2	12.2	8.8	8.7	8.9
Statement savings accounts due on demand	5.9	5.6	5.3	5.3	4.6
Money market accounts due on demand	41.4	38.0	34.6	34.1	33.1
Total interest-bearing transaction and savings deposits	61.5	55.8	48.7	48.1	46.6
Total transaction and savings deposits	67.7	60.1	52.9	52.0	50.0
Certificates of deposit	20.6	27.0	33.2	34.5	39.7
Noninterest-bearing accounts - other	11.7	12.9	13.9	13.5	10.3
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Business Segments

Mortgage Banking Segment

	Quarter ended
(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Net interest income	$3,728	$4,154	$4,477	$4,424	$3,287
Noninterest income	56,019	56,553	69,403	66,617	54,597
Noninterest expense	43,240	40,100	39,573	32,632	27,935
Income before income taxes	16,507	20,607	34,307	38,409	29,949
Income tax expense	5,760	6,814	8,433	14,090	3,757
Net income	$10,747	$13,793	$25,874	$24,319	$26,192

Efficiency ratio (1)	72.37%	66.05%	53.56%	45.93%	48.26%

(1)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

Commercial and Consumer Banking Segment

	Quarter ended
(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012

Net interest income	$13,687	$11,081	$12,114	$12,096	$11,512
Provision for loan losses	400	2,000	4,000	5,500	2,000
Noninterest income	1,537	2,390	2,529	2,474	2,253
Noninterest expense	13,472	15,699	16,393	13,302	19,019
Income (loss) before income taxes	1,352	(4,228)	(5,750)	(4,232)	(7,254)
Income tax expense (benefit)	31	(1,375)	(1,373)	(1,904)	260
Net income (loss)	$1,321	$(2,853)	$(4,377)	$(2,328)	$(7,514)

Pre-tax pre-provision profit (loss) (1)	$1,752	$(2,228)	$(1,750)	$1,268	$(5,254)
Efficiency ratio (2)	88.49%	116.54%	111.95%	91.30%	138.17%

(1)
Pre-tax pre-provision profit is total net revenue (net interest income and noninterest income) less noninterest expense. The Company believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for loan losses.

(2)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures
Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (excluding mortgage servicing rights) from shareholders' equity. Tangible common shareholders' equity is considered a non-GAAP financial measure and should be viewed in conjunction with shareholders' equity.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although we believe these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.
Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.

	Quarter Ended					Six Months Ended
(dollars in thousands, except share data)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012

Shareholders' equity	$268,321	$270,405	$263,762	$241,499	$215,614	$268,321	$215,614
Less: Goodwill	(424)	(424)	(424)	(424)	(424)	(424)	(424)
Tangible common shareholders' equity	$267,897	$269,981	$263,338	$241,075	$215,190	$267,897	$215,190

Book value per share	$18.62	$18.78	$18.34	$16.82	$15.05	$18.62	$15.05
Impact of goodwill	(0.02)	(0.03)	(0.03)	(0.03)	(0.03)	(0.02)	(0.03)
Tangible book value per share	$18.60	$18.75	$18.31	$16.79	$15.02	$18.60	$15.02

Average shareholders' equity	$280,783	$274,355	$262,163	$231,361	$207,344	$277,588	$174,070
Less: Average goodwill	(424)	(424)	(424)	(424)	(424)	(424)	(424)
Average tangible shareholders' equity	$280,359	$273,931	$261,739	$230,937	$206,920	$277,164	$173,646

Return on average common shareholders’ equity	17.19%	15.95%	32.80%	38.02%	36.03%	16.58%	44.39%
Impact of goodwill	0.03%	0.02%	0.05%	0.07%	0.08%	0.02%	0.11%
Return on average tangible common shareholders' equity	17.22%	15.97%	32.85%	38.09%	36.11%	16.60%	44.50%